UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Item 5. Other Events and Regulation FD Disclosure

December 1, 2003 World Fuel Services Corporation announced the signing of a fuel procurement/management contract with America West Airlines, Inc. The airline purchases approximately 450 million gallons of fuel annually in over 62 domestic and international locations. Fuel expense accounts for approximately 18 percent of the airline’s total annual operating costs. The program is expected to be fully operational by the end of the airline’s first quarter 2004.

See exhibit 99.1 for the press release.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 1, 2003	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)